EXHIBIT 24

STATEMENT APPOINTING DESIGNATED FILER

The undersigned entities and individuals (the “Reporting Persons”) hereby designate MITSUI & CO. VENTURE PARTNERS II, L.P. (the “Designated Filer”) as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the “Reports”) with respect to the securities of Micro Med Cardiovascular, Inc. (the “Company”).

The authority of the Designated Filer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedule 13D or 13G with respect to the Reporting Person’s ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer is not assuming any of the Reporting Person’s responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date: August 24, 2005	MITSUI & CO. VENTURE PARTNERS II, L.P.

	By:	/s/ Koichi Ando
Authorized Signor

Date: August 24, 2005	MITSUI & CO. VENTURE PARTNERS, INC.

	By:	/s/ Koichi Ando
Authorized Signor

Date: August 24, 2005	MITSUI & CO., LTD
	By:	/s/ Minoru Nishimura